EXHIBIT 99.1

FOR IMMEDIATE RELEASE
January 25, 2005

Contact:	John Breed
Director, Media and Government Relations
(713) 209-8835

COOPER INDUSTRIES REPORTS FOURTH-QUARTER EARNINGS
OF $.94 PER SHARE

Annual 2004 earnings per share from continuing operations increase 23%

HOUSTON, TX, January 25, 2005 – Cooper Industries, Ltd. (NYSE:CBE) today reported net income from continuing operations for the fourth quarter 2004 of $88.9 million, up 19.0 percent from comparable 2003 income of $74.7 million. Fourth quarter 2004 earnings per share from continuing operations increased 21 percent to $.94 (diluted), compared with $.78 per share, for the 2003 fourth quarter. Fourth-quarter 2004 revenues were up 10.0 percent to $1.15 billion, compared with $1.04 billion for the fourth quarter 2003.

     Cooper’s income from continuing operations for 2004 rose 24 percent to $339.8 million, compared with $274.3 million, for 2003. Earnings per share from continuing operations rose 23 percent to $3.58 per share, compared with $2.92 per share for 2003. Excluding restructuring and unusual items, 2003 income from continuing operations was $266.0 million or $2.83 per share. Annual 2004 revenues were $4.46 billion, up 9.9 percent compared with 2003 revenues of $4.06 billion.

     Free cash flow for 2004 was $382.6 million. As a result, the Company’s debt-to-total-capitalization ratio net of cash at December 31, 2004, was 26.1 percent, down significantly from 29.3 percent net of cash at December 31, 2003.

     “We are very pleased with our fourth-quarter and fiscal year 2004 performance,” said H. John Riley, Jr., chairman and chief executive officer. “We achieved strong revenue growth and year-over-year margin improvement despite facing significant pressure related to the high cost of critical commodities. Clearly, our key programs to accelerate growth, improve productivity and

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Cooper Industries	Page 2

otherwise control costs are producing expected results. Additionally, we made steady and significant progress implementing a common worldwide Enterprise Business System which will lead to continued streamlining of our businesses in the years ahead.

     “Our capital management generated another year of exceptional free cash flow in 2004 and our balance sheet strengthened throughout the year. This provides us considerable flexibility in our drive to produce additional value for our shareholders.

     “We are creating a very robust platform for sustained growth,” said Riley. “Disciplined strategy execution, coupled with a developing recovery in our key commercial and industrial markets, is generating momentum as we move ahead into a new calendar year.”

Segment Results

     Revenues from the Electrical Products segment for the 2004 fourth quarter were $950.4 million, up 11 percent, compared with $854.0 million for the same period in 2003. The effect of foreign currency translation increased reported segment revenues by approximately 2 percent. Segment operating earnings for the fourth quarter 2004 were $129.8 million, compared with $94.0 million for the same period last year. Fourth-quarter 2003 segment operating earnings were $110.4 million, before restructuring charges. Fourth-quarter operating margins rose to 13.7 percent in 2004, compared with 11.0 percent (12.9 percent before restructuring charges) in 2003.

     The Company’s Electrical Products businesses generated solid revenue increases during the 2004 fourth quarter, led by strong demand from utility and commercial and industrial customers. Sales also benefited from realized price increases in response to higher commodity costs.

     Full-year 2004 revenues for the Electrical Products segment were $3.72 billion, compared with $3.36 billion in 2003. Operating earnings for 2004 were $511.2 million, compared with $418.7 million in 2003. Operating earnings for the segment in 2003 were $435.1 million, before restructuring charges.

     Fourth-quarter 2004 revenues in the Tools & Hardware segment were $198.4 million, compared with $190.0 million in the 2003 fourth quarter. Currency translation increased segment revenues for the quarter by approximately 3 percent. Double-digit sales increases of hand tools and power tools was partially offset by lower shipments of large assembly equipment systems.

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Cooper Industries	Page 3

     Segment operating earnings for the 2004 fourth quarter were $20.0 million, compared with $16.9 million for the same period last year. Segment operating earnings for the 2003 fourth quarter were $16.5 million, before restructuring. Fourth-quarter operating margins rose to 10.1 percent in 2004, compared with 8.9 percent (8.7 percent before restructuring charges) in 2003.

     Full-year 2004 Tools & Hardware revenues increased 5 percent to $740.7 million, compared with $703.0 million for the prior year. Annual operating earnings for the Tools & Hardware segment in 2004 were $62.7 million, compared with $39.4 million in 2003. Operating earnings for the segment in 2003 were $39.0 million, before restructuring charges.

Outlook

     “Each of our businesses remain actively engaged in executing programs to drive growth and constantly improve productivity,” said Riley. “As a result, our sales and orders continue to grow, margins have continued to expand and remain on an upward trend and our balance sheet has continued to strengthen. The decisive execution of our strategies and related initiatives leaves us well positioned going forward.

     “As we enter 2005, we are optimistic regarding conditions in most of our served markets. However, we also recognize that residential construction markets have likely peaked and that cost pressures for certain commodity-based products will continue to be a challenge. That said, we remain confident that the disciplined execution of our key improvement initiatives will help us generate solid profitable growth. All things considered, we anticipate that our annual earnings for 2005 will increase between 10 and 15 percent compared to our 2004 results.”

     Cooper Industries, Ltd., with 2004 revenues of $4.5 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, the Company’s administrative headquarters are in Houston, TX. Cooper has more than 26,000 employees serving more than 90 manufacturing locations around the world, and sells products to customers in more than 50 countries. For more information, visit the Company’s Internet site, www.cooperindustries.com.

     Comparisons of 2004 and 2003 fourth-quarter and full-year results appear on the pages that follow.

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Cooper Industries	Page 4

     Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently underway or to be initiated in the near future; 3) the successful implementation of the Company’s strategic initiatives; 4) changes in raw material and energy costs; 5) changes in the tax laws, tax treaties or tax regulations; 6) the timing and amount of share repurchases by the Company; and 7) the resolution of potential liability exposure resulting from Federal-Mogul Corporation’s bankruptcy filing.

     Further information regarding these and other risk factors is set forth in Cooper’s filings with the Securities and Exchange Commission, including Cooper’s Annual Report on Form 10-K.

     Cooper also will hold a conference call at 12:00 p.m. (Eastern) today to provide shareholders and other interested parties an overview of the Company’s fourth-quarter and full-year 2004 financial performance. Those interested in hearing the conference call may listen via telephone by dialing (866) 761-0748, using pass code 91657067, or over the Internet through the Investor Center section of the Company’s Internet site, using the “Management Presentations” link. International callers should dial (617) 614-2706, and pass code 91657067.

     A replay of the briefing will be available by telephone until 11:00 p.m. (Eastern) on January 31, 2005, and over the Internet through February 7, 2005. The telephone number to access the replay is (888) 286-8010, and the pass code number is 44663343. International callers should dial (617) 801-6888 and use the same pass code to hear the replay.

     The conference call may include reference to non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s Internet site under the heading “Management Presentations.”

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CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended December 31,
	2004	2003
	(in millions where applicable)
Revenues	$1,148.8	$1,044.0
Cost of sales	804.1	735.7
Selling and administrative expenses (1)	214.6	210.4
Restructuring	—	16.9

Operating earnings	130.1	81.0
Interest expense	16.8	16.2
Interest on tax refund	—	(28.6)

Income from continuing operations before income taxes	113.3	93.4
Income taxes	24.4	18.7

Income from continuing operations	88.9	74.7
Charge related to discontinued operations	—	126.0

Net income (loss)	$88.9	$(51.3)

Net income (loss) per Common Share
Basic:
Continuing operations	$.96	$.80
Discontinued operations charge	—	1.34

Net income (loss)	$.96	$(.54)

Diluted:
Continuing operations	$.94	$.78
Discontinued operations charge	—	1.32

Net income (loss)	$.94	$(.54)

Shares Utilized in Computation of Income (Loss) Per Common Share:
Basic	92.4 million	93.8 million
Diluted	94.9 million	95.8 million

PERCENTAGE OF REVENUES

	Quarter Ended December 31,
	2004	2003(2)
Revenues	100.0%	100.0%
Cost of sales	70.0%	70.5%
Selling and administrative expenses(1)	18.7%	20.2%
Operating earnings	11.3%	7.8%
Income from continuing operations before income taxes	9.9%	8.9%
Income from continuing operations	7.7%	7.2%

(1)	Fourth quarter 2003 includes a $12.0 million contribution to the Cooper Industries Foundation.

(2)	See additional information on Reconciliation of Continuing Operations Excluding Restructuring and Unusual Items on page 7.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended December 31
Segment Information

	Quarter Ended December 31,
	2004	2003
	(in millions)
Revenues:
Electrical Products	$950.4	$854.0
Tools & Hardware	198.4	190.0

Total	$1,148.8	$1,044.0

Segment Operating Earnings with Restructuring:
Electrical Products	$129.8	$94.0
Tools & Hardware	20.0	16.9

Total Segment Operating Earnings	149.8	110.9
General Corporate Expense with Restructuring (1)	19.7	29.9
Interest expense	16.8	16.2
Interest on tax refund	—	(28.6)

Income from continuing operations before income taxes	$113.3	$93.4

	Quarter Ended December 31
	2004	2003
Return on Sales:
Electrical Products	13.7%	11.0%
Tools & Hardware	10.1%	8.9%
Total Segments	13.0%	10.6%

(1)	Fourth quarter 2003 includes a $12.0 million contribution to the Cooper Industries Foundation.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended December 31
Segment Information
(Continued)

Segment Restructuring Information

	Quarter Ended December 31,
	2004	2003
	(in millions)
Segment Restructuring:
Electrical Products	$—	$16.4
Tools & Hardware	—	(0.4)

Total Segment Restructuring	—	16.0
General Corporate Restructuring	—	0.9

Total Restructuring	$—	$16.9

Segment Operating Earnings without Restructuring:
Electrical Products	$129.8	$110.4
Tools & Hardware	20.0	16.5

Total	$149.8	$126.9

General Corporate Expense without Restructuring and Contribution to the Cooper Industries Foundation	$19.7	$17.0

	Quarter Ended December 31,
	2004	2003
Return on Sales without Restructuring:
Electrical Products	13.7%	12.9%
Tools & Hardware	10.1%	8.7%
Total Segments	13.0%	12.2%

Reconciliation of Continuing Operations
Excluding Restructuring and Unusual Items

		Income
		Before			Net Income Per
	Operating	Income	Income	Net	Common Share
	Earnings	Taxes	Taxes	Income	Basic	Diluted
Reported three months ended Dec. 31, 2003	$81.0	$93.4	$18.7	$74.7	$.80	$.78
Restructuring	16.9	16.9	3.3	13.6	.14	.14
Foundation Contribution	12.0	12.0	2.4	9.6	.10	.10
Interest on Tax Refund	—	(28.6)	(5.7)	(22.9)	(.24)	(.24)

Excluding Restructuring and Unusual Items	$109.9	$93.7	$18.7	$75.0	$.80	$.78

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CONSOLIDATED RESULTS OF OPERATIONS

	Twelve Months Ended
	December 31,
	2004	2003
	(in millions where applicable)
Revenues	$4,462.9	$4,061.4
Cost of sales	3,119.7	2,871.9
Selling and administrative expenses (1)	846.6	794.9
Restructuring	—	2.6

Operating earnings	496.6	392.0
Interest expense	68.1	74.1
Interest on tax refund	—	(28.6)

Income from continuing operations before income taxes	428.5	346.5
Income taxes	88.7	72.2

Income from continuing operations	339.8	274.3
Charge related to discontinued operations	—	126.0

Net income	$339.8	$148.3

Net income per Common Share
Basic:
Continuing operations	$3.67	$2.96
Discontinued operations charge	—	1.36

Net income	$3.67	$1.60

Diluted:
Continuing operations	$3.58	$2.92
Discontinued operations charge	—	1.34

Net income	$3.58	$1.58

Shares Utilized in Computation of Income Per Common Share:
Basic	92.5 million	92.7 million
Diluted	94.8 million	93.8 million

PERCENTAGE OF REVENUES

	Twelve Months Ended
	December 31,
	2004	2003(2)
Revenues	100.0%	100.0%
Cost of sales	69.9%	70.7%
Selling and administrative expenses (1)	19.0%	19.6%
Operating earnings	11.1%	9.7%
Income from continuing operations before income taxes	9.6%	8.5%
Income from continuing operations	7.6%	6.8%

(1)	2003 includes a $12.0 million contribution to the Cooper Industries Foundation.

(2)	See additional information on Reconciliation of Continuing Operations Excluding Restructuring and Unusual Items on page 10.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Twelve Months Ended December 31
Segment Information

	Twelve Months Ended
	December 31,
	2004	2003
	(in millions)
Revenues:
Electrical Products	$3,722.2	$3,358.4
Tools & Hardware	740.7	703.0

Total	$4,462.9	$4,061.4

Segment Operating Earnings with Restructuring:
Electrical Products	$511.2	$418.7
Tools & Hardware	62.7	39.4

Total Segment Operating Earnings	573.9	458.1

General Corporate Expense with Restructuring (1)	77.3	66.1
Interest expense	68.1	74.1
Interest on tax refund	—	(28.6)

Income from continuing operations before income taxes	$428.5	$346.5

	Twelve Months Ended
	December 31,
	2004	2003
Return on Sales:
Electrical Products	13.7%	12.5%
Tools & Hardware	8.5%	5.6%
Total Segments	12.9%	11.3%

(1)	2003 includes a $12.0 million contribution to the Cooper Industries Foundation.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Twelve Months Ended December 31
Segment Information
(Continued)

Segment Restructuring Information

	Twelve Months Ended
	December 31,
	2004	2003
	(in millions)
Segment Restructuring:
Electrical Products	$—	$16.4
Tools & Hardware	—	(0.4)

Total Segment Restructuring	—	16.0
General Corporate Restructuring	—	(13.4)

Total Restructuring	$—	$2.6

Segment Operating Earnings without Restructuring:
Electrical Products	$511.2	$435.1
Tools & Hardware	62.7	39.0

Total	$573.9	$474.1

General Corporate Expense without Restructuring and Contribution to the Cooper Industries Foundation	$77.3	$67.5

	Twelve Months Ended
	December 31,
	2004	2003
Return on Sales without Restructuring:
Electrical Products	13.7%	13.0%
Tools & Hardware	8.5%	5.5%
Total Segments	12.9%	11.7%

Reconciliation of Continuing Operations
Excluding Restructuring and Unusual Items

		Income
		Before			Net Income Per
	Operating	Income		Net	Common Share
	Earnings	Taxes	Income Taxes	Income	Basic	Diluted
Reported twelve months ended Dec. 31, 2003	$392.0	$346.5	$72.2	$274.3	$2.96	$2.92
Restructuring	2.6	2.6	(2.4)	5.0	.05	.05
Foundation contribution	12.0	12.0	2.4	9.6	.10	.10
Interest on tax refund	—	(28.6)	(5.7)	(22.9)	(.24)	(.24)

Excluding restructuring and unusual items	$406.6	$332.5	$66.5	$266.0	$2.87	$2.83

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CONSOLIDATED BALANCE SHEETS
(Preliminary)

	December 31,
	2004	2003
	(in millions)
ASSETS
Cash and cash equivalents	$652.8	$463.7
Receivables	820.9	738.6
Inventories	523.0	552.0
Deferred income taxes and other assets	221.9	206.5

Total current assets	2,218.6	1,960.8

Property, plant and equipment, less accumulated depreciation	696.4	711.4
Goodwill	2,142.3	2,056.6
Deferred income taxes and other noncurrent assets	283.5	236.5

Total assets	$5,340.8	$4,965.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$97.6	$6.2
Accounts payable	350.7	329.1
Accrued liabilities	488.8	433.7
Accrual for discontinued operations	225.1	252.5
Current maturities of long-term debt	665.4	0.4

Total current liabilities	1,827.6	1,021.9

Long-term debt	698.6	1,336.7
Postretirement benefits other than pensions	173.3	181.1
Other long-term liabilities	354.8	307.4

Total liabilities	3,054.3	2,847.1

Common stock	0.9	0.9
Capital in excess of par value	446.2	518.0
Retained earnings	1,971.6	1,762.8
Accumulated other nonowner changes in equity	(132.2)	(163.5)

Total shareholders’ equity	2,286.5	2,118.2

Total liabilities and shareholders’ equity	$5,340.8	$4,965.3

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(Preliminary)

	December 31,
	2004	2003
	(in millions where applicable)
Short-term debt	$97.6	$6.2
Current maturities of long-term debt	665.4	0.4
Long-term debt	698.6	1,336.7

Total debt	1,461.6	1,343.3
Total shareholders’ equity	2,286.5	2,118.2

Total capitalization	$3,748.1	$3,461.5

Total debt-to-total-capitalization ratio	39.0%	38.8%
Total debt	$1,461.6	$1,343.3
Less cash and cash equivalents	(652.8)	(463.7)

Net debt	$808.8	$879.6

Total capitalization	$3,748.1	$3,461.5
Less cash and cash equivalents	(652.8)	(463.7)

Total capitalization net of cash	$3,095.3	$2,997.8

Net debt-to-total-capitalization ratio	26.1%	29.3%

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Preliminary)

	Twelve Months Ended
	December 31,
	2004	2003
	(in millions)
Cash flows from operating activities:
Net income	$339.8	$148.3
Charge related to discontinued operations	—	126.0

Income from continuing operations	339.8	274.3
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	117.6	121.4
Deferred income taxes	27.7	99.3
Restructuring charge payments	(4.3)	(17.8)
Changes in assets and liabilities:(1)
Receivables	(56.7)	(3.2)
Inventories	47.6	45.9
Accounts payable and accrued liabilities	17.8	(22.4)
Other assets and liabilities, net	(15.9)	(52.2)

Net cash provided by operating activities	473.6	445.3

Cash flow from investing activities:
Capital expenditures	(102.8)	(79.9)
Cash paid for acquired businesses	(48.6)	—
Proceeds from sales of property, plant and equipment and other	11.8	18.1

Net cash used in investing activities	(139.6)	(61.8)

Cash flows from financing activities:
Proceeds from issuances of debt	94.3	4.3
Repayments of debt	(4.7)	(174.4)
Dividends	(131.0)	(129.7)
Subsidiary purchase of parent shares	(202.9)	(5.5)
Activity under employee stock plans and other	78.4	63.2

Net cash used in financing activities	(165.9)	(242.1)

Effect of exchange-rate changes on cash and cash equivalents	21.0	20.3

Increase in cash and cash equivalents	189.1	161.7
Cash and cash equivalents, beginning of year	463.7	302.0

Cash and cash equivalents, end of year	$652.8	$463.7

(1)Net of the effects of translation and acquisitions.
Free Cash Flow Reconciliation
Net cash provided by operating activities	$473.6	$445.3
Less capital expenditures	(102.8)	(79.9)
Add proceeds from sales of property, plant and equipment and other	11.8	18.1

Free cash flow	$382.6	$383.5

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